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[JEFFERSON PILOT FINANCIAL LOGO]

                         APPLICATION FOR LIFE INSURANCE

                              JEFFERSON-PILOT LIFE
                                INSURANCE COMPANY

                            JEFFERSON PILOT FINANCIAL
                                INSURANCE COMPANY


BJF-01734 (1/03)
(STANDARD VERSION)

[JEFFERSON PILOT FINANCIAL LOGO]

JEFFERSON-PILOT LIFE INSURANCE COMPANY, Service Office: PO Box 21008, Greensboro, NC 27420-1008
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, Service Office: PO Box 515, Concord, NH 03302-0515

APPLICATION FOR LIFE INSURANCE

GENERAL INSTRUCTIONS FOR COMPLETING THE APPLICATION

PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR MARKETING DEPARTMENT FOR ASSISTANCE BEFORE COMPLETING THIS APPLICATION. Thank you for the opportunity to underwrite your business.

COMPLETING THE APPLICATION

- If applying for Variable Life Insurance, the Premium Allocation and Disclosure Form for Variable Life must accompany the application.

- Answer all questions on each page, and record each answer in complete detail using black or blue ink.

- While completion of Section X is not required if a full paramedical or medical examination is necessary, answering all medical questions (including the full name, address and phone number for each physician consulted) will enable the underwriter to promptly begin the underwriting process. Please complete Section X if a full paramedical or medical exam is over 90 days old but less than 180 days old.

- DO NOT USE WHITEOUT. If you need to change an answer put a line through the mistake and have the change initialed by the Owner. If a health question is changed, draw a line through the mistake and have the change initialed by the Proposed Insured.

- Have the Proposed Insured(s) and Owner read the application to confirm that all questions are answered accurately, sign and date the application.

-    The LICENSED AGENT OR BROKER must complete and date the AGENT'S REPORT.

AUTHORITY

No agent, broker, registered representative or medical examiner has the authority to make or modify any Company contract or to waive any of the Company's requirements.

CONDITIONAL RECEIPT

If you accept money with the application, you must give the Owner the Conditional Receipt.

-    ADVANCE PAYMENTS MAY NOT BE ACCEPTED IF:
     1. The Life insurance applied for plus existing insurance with all Jefferson Pilot Financial affiliated insurance companies exceeds $1,000,000 on any one life including optional benefit riders.
     2. Any Proposed Insured's age is less than 15 days or in excess of 70 years.
     3. Either of the Health Questions at the beginning of the Conditional Receipt is answered YES or LEFT BLANK.

- IF THE ADVANCE PAYMENT RULES ALLOW MONEY TO BE ACCEPTED, PLEASE FOLLOW THESE GUIDELINES:
     1. Accept advance payment only in the form of a currently dated check made payable to the applicable Jefferson Pilot Financial company.
     2. Enter the full amount accepted on page 2, question 47 of the Application for Life Insurance.
     3. Have the Proposed Insured(s), Owner and Licensed Agent, Broker or Registered Representative sign and date the receipt.
     4.   Give the receipt to the Owner.
     5.   Submit the advance payment with the application.

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[JEFFERSON PILOT FINANCIAL LOGO]

PLEASE CHECK APPROPRIATE UNDERWRITING COMPANY:
/ / JEFFERSON-PILOT LIFE INSURANCE COMPANY, Service Office: PO Box 21008, Greensboro, NC 27420-1008
/ / JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, Service Office: PO Box 515, Concord, NH 03302-0515
(hereinafter referred to as "the Company")

APPLICATION FOR LIFE INSURANCE -- PART I

I.  PROPOSED INSURED

1.   Name of Proposed Insured / / Male / / Female
     (First, Middle, Last)

2.   Date of Birth
     (mm/dd/yy)

3.   Place of Birth
     (State, Country)

4.   Social Security Number

5.   Driver License # & State of Issue

6.   Home Address (Street, City, State, Zip Code)

7.   Years At This Address

8.   Employer

9.   Business Address (Street, City, State, Zip Code)

10.  Occupation/Duties

11.  Home Telephone

12.  Business Telephone

13.  Citizen of (Country)

II.  PROPOSED ADDITIONAL INSURED - Complete for Survivorship Life Policy or Term
                                   Rider on Spouse/Other Insured for Individual
                                   Life Policy.

14.  Name of Proposed Insured / / Male / / Female
     (First, Middle, Last)

15.  Date of Birth
     (mm/dd/yy)

16.  Place of Birth
     (State, Country)

17.  Social Security Number

18.  Driver License # & State of Issue

19.  Home Address (Street, City, State, Zip Code)

20.  Years At This Address

21.  Employer

22.  Business Address (Street, City, State, Zip Code)

23.  Occupation/Duties

24.  Home Telephone

25.  Business Telephone

26.  Citizen of (Country)

III. COVERAGE INFORMATION

27.  Plan of Insurance (If Ensemble(R), also complete Question 32)

28.  Amount of Insurance: $

29.  (i)  Death Benefit Option  / / Level  / / Increasing
          / / Specified Amount plus premiums less withdrawals
     (ii) Death Benefit Qualification Test / / Guideline Premium Test
          / / Cash Value Accumulation Test (not available on all products) (CANNOT BE CHANGED AFTER ISSUE. IF NO SELECTION IS MADE, GUIDELINE PREMIUM TEST WILL APPLY.)

30.  Additional  / / Disability Waiver of Premium                         / / (Graded Premium) Lapse Protection Rider
     Benefits:   / / Accidental Death Benefit $ ____________________      / / Term on Spouse/Other Insured Rider $_______________
                 / / Guaranteed Insurability $ _____________________      / / Children's Rider $ ________________ / Units _______
                 / / Waiver of Specified Premium $__________________      (Complete Child's Supplement)
                 / / Accelerated Benefit Rider                            / / Other _____________________________________________
                 / / Supplemental Coverage/                               / / Other _____________________________________________
                     Additional Specified Amount Rider $ ___________      / / Other _____________________________________________

31.  Automatic Premium Loan  / / Yes (if available) / / No

32. COMPLETE ONLY IF APPLYING FOR VARIABLE LIFE INSURANCE WITH JEFFERSON PILOT FINANCIAL INSURANCE COMPANY.
     SUBMIT PREMIUM ALLOCATION AND DISCLOSURE FORM FOR VARIABLE UNIVERSAL LIFE WITH APPLICATION:

     (i) Monthly insurance and administrative charges will be deducted from the General Account and divisions of the Separate Account on a pro rata basis unless the box is checked below (not available on all VUL products):

          / / Deduct all charges from the ______________________________________
              division (any single division or the General Account may be noted).

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     (ii) SUITABILITY

                                                                                      YES       NO
     1. Have you, the Proposed Insured(s) and the Owner, if other than the            / /       / /
        Proposed Insured(s), received a current Prospectus dated
        ________________________________ for the policy applied for and have you had sufficient time to review it?

     2. Do you understand that the amount and duration of the death benefit may       / /       / /
        increase or decrease depending on the investment performance of funds in the Separate Account?

     3. Do you understand that the cash values may increase or decrease               / /       / /
        depending on the investment performance of the funds held in the
        Separate Account?

     4. With this in mind, do you believe that the policy applied for is in           / /       / /
        accord with your insurance objective and your anticipated financial needs?

CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

IV.  OWNER INFORMATION (COMPLETE IF DIFFERENT FROM PROPOSED INSURED(S))

33.  (i)  Owner Name (First, Middle, Last)

     (ii) Citizen of (Country)

34.  Owner Address

35.  Owner Social Security or Tax ID #

36.  Relationship to Proposed Insured(s)

37.  Trust Date (if no Trust, leave blank)

V.   BENEFICIARY DESIGNATION

38.  Primary Beneficiary(ies):




39.  Social Security or Tax ID #:




40.  Relationship(s) to Proposed Insured(s):




41.  Contingent Beneficiary(ies):




42.  Social Security or Tax ID #:




43.  Relationship(s) to Proposed Insured(s):




44.  Beneficiary for Spouse/Other Insured Term Rider:


45.  Social Security or Tax ID #:

46.  Relationship to Spouse/Other Insured:


VI.  BILLING INSTRUCTIONS

47.  Cash with Application $           Was the Conditional Receipt Given?
                                       / / Yes  / / No

48.  Planned Premium: $

49.  Lump Sum: $            / / 1035 Amount

50.  Premiums to be Paid:

     / / Annually / / Semi-Annually / / Quarterly / / Monthly / / List Bill #_ / / DRAFT/PAC / / PDF (Complete Transmittal) / / Other: _________________

51.  Premium Bill to be Sent to: / / Proposed Insured at:
                                     / / Home Address
                                     / / Business Address; or
                                 / / Other ("Care Of" Name and Mailing Address)

                                 / / Proposed Additional Insured at:
                                     / / Home Address
                                     / / Business Address; or
                                 / / Other ("Care Of" Name and Mailing Address)

                                 / / Owner at address listed in #34

52.  Special Instructions:

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COMPLETE EACH QUESTION FOR THE PROPOSED INSURED AND ANY ADDITIONAL INSURED.

VII. PERSONAL FINANCE                                                                      PROPOSED INSURED     ADDITIONAL INSURED
53.  Annual Earned Income:                                                                 a) $                 b) $
54.  Annual Unearned Income:                                                               a) $                 b) $
55.  Total Assets:                                                                         a) $                 b) $
56.  Total Liabilities:                                                                    a) $                 b) $
57.  Net Worth:                                                                            a) $                 b) $
58.  In the last 5 years have you filed for bankruptcy?                                    a) / / Yes / / No    b) / / Yes / / No
     If "Yes", COMPLETE the Financial Supplement.

VIII. LIFE INSURANCE IN FORCE
59.  Have you ever applied for life, health or disability insurance and been               a) / / Yes / / No    b) / / Yes / / No
     declined, postponed or charged an increased premium?
60.  Do you have any applications pending with any other life insurance company            a) / / Yes / / No    b) / / Yes / / No
     now?

IF ANSWERED "YES" TO QUESTION 59-60, PLEASE GIVE DETAILS HERE FOR EACH PROPOSED INSURED.

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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61.  Have you or will you replace, discontinue coverage, stop paying premiums, initiate a reduction in face amount, borrow or surrender cash value on any Life Insurance or Annuity if this insurance is issued? / / Yes / / No
     If yes, please complete all required replacement forms and check the appropriate box in Question 62.

62. List all insurance in force on any Proposed Insured. If none, check this box. / /

Insured's         Face      Policy    Issue    Replacement or      Check here if
Name & Company    Amount    Number    Year     Change of Policy?   1035 Exchange
                  $                            / / Yes / / No         / /

                  $                            / / Yes / / No         / /

                  $                            / / Yes / / No         / /

                  $                            / / Yes / / No         / /

IX.  GENERAL RISK INFORMATION                                                       PROPOSED INSURED     ADDITIONAL INSURED
63.  In the past 3 years, have you smoked a cigarette, cigar or pipe, chewed
     tobacco or used tobacco or nicotine in any form?                               a) / / Yes / / No    b) / / Yes / / No
     If "Yes", last used (form)                                                     ________________     _________________
       Month, Year                                                                  ________________     _________________

64.  Do you plan to travel or reside outside the US or Canada within the next
     12 months?                                                                     a) / / Yes / / No    b) / / Yes / / No

65.  Are you a member of, or applied to be a member of, or received a notice of
     required service in, the armed forces, reserves or National Guard?             a) / / Yes / / No    b) / / Yes / / No
     If "Yes", please list: branch of service, rank, duties, mobilization category and current duty station.

66.  In the past 3 years, have you engaged in, or in the future do you plan to engage in, flying in non-commercial aircraft; racing of any kind; skin or scuba diving; parachuting or sky diving; hang gliding; mountain, rock or
     technical climbing?                                                            a) / / Yes / / No    b) / / Yes / / No
     If "Yes", complete Aviation-Avocation Supplement.

67.  Have you ever been convicted of a felony or misdemeanor (except for a minor
     traffic violation)?                                                            a) / / Yes / / No    b) / / Yes / / No

68.  In the past 5 years, have you been convicted of (i) two or more moving violations, (ii) driving under the influence of alcohol or other drugs, or
     (iii) had your driver's license suspended or revoked?                          a) / / Yes / / No    b) / / Yes / / No

IX.  GENERAL RISK INFORMATION (CONTINUED)                                           PROPOSED INSURED     ADDITIONAL INSURED
69.  Have you ever been diagnosed by a medical professional as having human immune deficiency virus (HIV) infection, Acquired Immunodeficiency Syndrome
     (AIDS), or have you received treatment from a medical professional for AIDS?   a) / / Yes / / No    b) / / Yes / / No

IF ANSWERED "YES" TO QUESTIONS 63-69, PLEASE GIVE DETAILS HERE FOR EACH PROPOSED INSURED.

PROPOSED INSURED: ______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

ADDITIONAL INSURED: ____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

X.   MEDICAL INFORMATION
PROPOSED INSURED:

70. Name/address/phone number of your personal physician and/or health care facility? (If none, indicate "None".) _________________________________
     ___________________________________________________________________________
     a. Date and reason last consulted? ________________________________________
     b. Treatment or medication prescribed? ____________________________________

71.  Height __________ ft. _________ in.   Weight _________ lbs.
     a. Has your weight changed by more than 10 pounds during the past 12 months?
        / / Yes    / / No
     b. If "Yes", by how many pounds? ____________ / / Gain  / / Loss

ADDITIONAL INSURED:
72. Name/address/phone number of your personal physician and/or health care facility? (If none, indicate "None".) ___________________________________
     ___________________________________________________________________________
     a. Date and reason last consulted? ________________________________________
     b. Treatment or medication prescribed? ____________________________________

73.  Height __________ ft. _________ in. Weight _________ lbs.
     a. Has your weight changed by more than 10 pounds during the past 12 months? / / Yes / / No
     b. If "Yes", by how many pounds? ____________ / / Gain / / Loss

                                                                                           PROPOSED INSURED      ADDITIONAL INSURED
74.  Have you ever had, or been told by a medical professional to seek treatment because of, any of the following:
     i.    Chest pain, high blood pressure, heart attack, heart murmur, disease of the
           heart or blood vessels?                                                         a) / / Yes  / / No    b) / / Yes  / / No
     ii.   Cancer, tumor, leukemia, blood disorder, melanoma, or lymphoma?                 a) / / Yes  / / No    b) / / Yes  / / No
     iii.  Diabetes or high blood sugar?                                                   a) / / Yes  / / No    b) / / Yes  / / No
     iv.   Shortness of breath, asthma, sleep apnea, emphysema, tuberculosis, or
           other lung disease?                                                             a) / / Yes  / / No    b) / / Yes  / / No
     v.    Disease of the nervous system, stroke, seizure, paralysis?                      a) / / Yes  / / No    b) / / Yes  / / No
     vi.   Mental or nervous disorder, depression, anxiety?                                a) / / Yes  / / No    b) / / Yes  / / No
     vii.  Hepatitis, cirrhosis, or other disease of the liver or pancreas?                a) / / Yes  / / No    b) / / Yes  / / No
     viii. Ulcer, colitis, or other disorder of the stomach or intestines?                 a) / / Yes  / / No    b) / / Yes  / / No
     ix.   Disease or disorder of the kidneys, bladder or prostate, or a sexually
           transmitted disease?                                                            a) / / Yes  / / No    b) / / Yes  / / No
     x.    Arthritis, disease or injury of the muscles, bones, or joints?                  a) / / Yes  / / No    b) / / Yes  / / No
     xi.   In the past 10 years, any other health impairment, congenital deformity or
           medically or surgically treated condition not mentioned above?                  a) / / Yes  / / No    b) / / Yes  / / No
75.  Have you ever used or experimented with cocaine, marijuana, or other non-
     prescription stimulants, depressants, or narcotics?                                   a) / / Yes  / / No    b) / / Yes  / / No
76.  Have you ever been treated, or advised to receive treatment, for use of alcohol
     or drugs?                                                                             a) / / Yes  / / No    b) / / Yes  / / No
77.  In the past 30 days, have you taken any medication or non-prescription drug?          a) / / Yes  / / No    b) / / Yes  / / No
78.  Are you now planning to seek medical advice or treatment for any reason?              a) / / Yes  / / No    b) / / Yes  / / No

PROPOSED INSURED:

79.  Family         Age if                           Age at
     Record         Living       Present Health      Death        Cause of Death
     Father
     Mother
     Brothers
     Sisters

ADDITIONAL INSURED:

80.  Family         Age if                           Age at
     Record         Living       Present Health      Death        Cause of Death
     Father
     Mother
     Brothers
     Sisters

IF ANSWERED "YES" TO QUESTIONS 71, 73, 74-78, PLEASE GIVE COMPLETE DETAILS INCLUDING DATE OF LAST TREATMENT AND NAME/ ADDRESS/PHONE NUMBER OF THE ATTENDING PHYSICIAN.

PROPOSED INSURED:_______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

ADDITIONAL INSURED:_____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

XI. SERVICE OFFICE ENDORSEMENTS (ATTACH AN ADDITIONAL SHEET OF PAPER, IF NECESSARY)

                          AGREEMENT AND ACKNOWLEDGEMENT

I, the Owner, declare that my tax identification or social security number as shown is correct. I also certify that I am not subject to backup withholding.

Each of the Undersigned declares that:
1. This Application consists of: a) Part I Application; b) Part II Medical Application, if required; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for.
2. Unless otherwise provided by the Conditional Receipt, the Company will have no liability under this application unless and until: a) it has been received and approved by the Company at its Service Office; b) the policy has been issued and delivered to the policyowner; c) the first premium has been paid to and accepted by the Company; and d) at the time of delivery and payment, the facts concerning the insurability of each person proposed for insurance are as stated in this application.
3. No agent, broker or medical examiner has the authority to make or modify any Company contract or to waive any of the Company's requirements.
4. Corrections, additions or changes to this application may be made by the Company. Any such changes will be shown under "Service Office Endorsements". Acceptance of a policy issued with such changes will constitute acceptance of the changes. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.
5. I ACKNOWLEDGE receipt of the Notices on the Medical Information Bureau and Fair Credit Reporting Act.
6. I HAVE READ, or have had read to me, the completed Application for Life Insurance before signing below. All statements and answers in this application are correctly recorded, and are full, complete and true. I UNDERSTAND that any false statements or material misrepresentations may result in the loss of coverage under the policy.

                                STATE DISCLOSURES

ALL JURISDICTIONS EXCEPT AR, AZ, CT, DC, FL, KS, KY, LA, ME, MN, NJ, NM, OH, OK, PA, TX, VA AND WA. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA ONLY. WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

WASHINGTON ONLY. Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

AR, DC, KY, ME, NM, OH AND PA ONLY. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY. Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

LOUISIANA ONLY. Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

                          TO BE COMPLETED BY AGENT ONLY

(i) Do you know or have you any reason to believe that replacement of insurance is involved? / / Yes / / No

       If a replacement is involved, I certify that only company approved sales materials were used in this sale and that copies of all sales materials were left with the applicant.

(ii) I declare that I asked the Proposed Insured(s) each question on the application. The answers have been recorded by me exactly as stated and I know of nothing affecting the insurability of the Proposed Insured(s) which is not fully recorded in this application.

(iii) I declare that I have accurately answered any questions contained in the Agent's Report completed by me in connection with this application.

(iv) Did you see the Proposed Insured(s) on the date of application? / / Yes / / No (If not seen, an examination is required.)

(v) I verified the Owner/Applicant's identity by viewing the individual's photograph on a driver's license, passport or other official document and have transcribed the number of such identification below. If applicant is a business or trust entity, I viewed documentation confirming the entity's legal status and state of formation.
       / / Yes  / / No  Driver's License, Passport or Other
       ID#: ______________________________________

                                  AUTHORIZATION

Each of the undersigned declares that:

I authorize any licensed physician, medical practitioner, hospital, clinic or any other medically related facility, insurance support organizations, insurance company, Medical Information Bureau (MIB), or other organization, institution or person that has any records or knowledge of:

Proposed Insured/Patient ______________________ Date of Birth __________________

Proposed Additional Insured/Patient _______________ Date of Birth ______________

or the proposed insured's health, including but not limited to transaction records, employment records, financial records, and complete medical records (including information regarding insurance, demographics, referral documents and records from other facilities) or if other, indicate here:___________________ _________________________________________________________________ to give all such information to Jefferson-Pilot Life Insurance Company or Jefferson Pilot Financial Insurance Company (the Company), their licensed representatives and/or their reinsurers, MediConnect.net Inc, or if other, indicate here: GIS.

I understand that an authorization for release or disclosure of psychotherapy notes may not be combined with an authorization for release or disclosure of any other information (a separate Authorization Page must be completed for release or disclosure of psychotherapy notes).

I understand that the information obtained may be used by the Company to determine eligibility for insurance, or to administer my coverage. The Company may not give the information to any person or entity except: 1) a reinsurer, or other insurers to whom I have applied or may apply; 2) MIB; or 3) any other person or entity who performs business or legal services in connection with the administration of my insurance coverage. I understand that some of these people or entities may not be covered by federal or state privacy regulations and that the information they receive may be redisclosed, however the Company contractually requires them to protect the information we disclose to them. Information may be disclosed as allowed by law or regulation.

I have received a Privacy Practices Notice which details the method I must use to exercise my right to access, correct, and amend any information gathered about me or my children which relates to this application. I understand that I can provide written revocation of this Authorization to the Company at any time, except: 1) if the Company has taken action in reliance on the Authorization; or
2) the Company is using the Authorization in connection with a contestable claim under my policy.

I understand that if I refuse to sign this authorization to release my complete medical record, the Company may not be able to process my application.

I agree that a copy of this authorization shall be as valid as the original and this authorization shall be valid for 24 months from the date shown below. I may have a copy upon request.

/ / I elect to be interviewed if an Investigative Consumer Report is prepared.

                                SIGNATORY SECTION

Signed at __________________________________________, this ____ day of _________________________  _______________
                  (city and state)                                              (month)                (year)


-----------------------------------------------------       -----------------------------------------------------
SIGNATURE OF PROPOSED INSURED                               SIGNATURE OF PROPOSED ADDITIONAL INSURED
Parent or Guardian if under 14 years of age)                (If coverage applied for)


-----------------------------------------------------
SIGNATURE OF OWNER (If other than Proposed Insured)


-----------------------------------------------------       -----------------------------------------------------
SIGNATURE OF LICENSED AGENT, BROKER OR REGISTERED           NAME OF LICENSED AGENT, BROKER OR REGISTERED
REPRESENTATIVE                                              REPRESENTATIVE (Please Print)

                        APPLICABLE TO VARIABLE LIFE ONLY

I have reviewed the Application, New Account Form and Premium Allocation and Disclosure Form and find the transaction suitable.


-----------------------------------------------------       -----------------------------------------------------
SIGNATURE OF REGISTERED PRINCIPAL OF BROKER/DEALER          NAME OF REGISTERED PRINCIPAL OF BROKER/DEALER
                                                            (Please Print)

[JEFFERSON PILOT FINANCIAL LOGO]

PLEASE CHECK APPROPRIATE UNDERWRITING COMPANY:
/ / JEFFERSON-PILOT LIFE INSURANCE COMPANY, Service Office: PO Box 21008,
    Greensboro, NC 27420-1008
/ / JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, Service Office: PO Box 515,
    Concord, NH 03302-0515
(hereinafter referred to as "the Company")

CONDITIONAL RECEIPT

This Conditional Receipt provides a LIMITED AMOUNT OF LIFE INSURANCE COVERAGE, for a LIMITED PERIOD OF TIME, subject to the terms of this receipt. This CONDITIONAL RECEIPT MAY NOT BE GIVEN IF THE INSURING AGE OF ANY PROPOSED INSURED IS UNDER 15 DAYS OR OVER 70 YEARS OF AGE (NEAREST BIRTHDAY).

A. HEALTH QUESTIONS                                                                  PROPOSED INSURED     ADDITIONAL INSURED
   Have you:
   1. Had or been treated for heart disease, stroke or cancer within the past
      twelve (12) months?                                                            / / Yes   / / No      / / Yes   / / No

   2. Been admitted to a hospital or other medical facility or been advised by a medical practitioner that you need to be hospitalized for any reasons
      other than for normal pregnancy within the past ninety (90) days?              / / Yes   / / No      / / Yes   / / No

Unless both questions are answered "No" for both Insureds, money cannot be accepted and this Conditional Receipt may not be given.

B. CONDITIONS AND LIMITATIONS

AMOUNT LIMITATION - $1,000,000 TOTAL INSURANCE: The maximum amount of life insurance which may become effective under this Conditional Receipt on any person proposed for insurance shall not exceed $1,000,000 minus all life insurance provided under other Conditional Receipts and in force policies with the Jefferson Pilot Financial affiliated companies listed above. Life insurance includes any benefits for accidental death.

CONDITIONS:

- A minimum advance payment equal to one month premium for the insurance applied for must be made.
-   Any check given in payment must be honored when first presented to the bank.
- All medical examinations and tests required by the Company's initial underwriting requirements must be completed and received at its Service Office during the lifetime of the Proposed Insured and prior to the Company's termination of the application, but in any case within 60 days from the completion of Part I of the application.
- If any person proposed for insurance dies by suicide or if the application or this receipt contains any material misrepresentations, then the Company's liability under this receipt is limited to a refund of the premium paid.
- Each person proposed for insurance must be a risk insurable on the insurability date in accordance with the Company's rules, limits and standards for the plan and the amount applied for without modification either as to plan, amount, riders, supplemental agreements and/or the rate of premium paid.

BEGINNING DATE: If all conditions in this receipt have been fulfilled exactly, coverage under the policy applied for, subject to the Amount Limitations may begin on the insurability date, which is the latest of (a) the date of completion of Part I of the application, or (b) the date of completion of all medical examinations, tests and other evidence required by the Company, or (c) the policy date, if any, requested in the application.

TERMINATION DATE - 90 DAY MAXIMUM: Coverage under this receipt, if it has begun, will terminate automatically on the earliest of: (a) 90 days from the date of this receipt, or (b) the date the insurance takes effect under the policy applied for.

If insurance is declined or the policy, if any, as issued is not accepted, any premium paid will be returned to the Owner. If the policy is accepted, any premium paid will be credited to the premiums due under such policy.

I have read the terms of this Conditional Receipt. I understand that the insurance applied for will not be effective unless and until all conditions of this Conditional Receipt are met.

Received in connection with the application on the life/lives of _______________ ________________________ the sum of $ _______________________ from _____________


-----------------------------------------------------       ----------------------------------------------------
SIGNATURE OF PROPOSED INSURED                    DATE       SIGNATURE OF PROPOSED ADDITIONAL INSURED        DATE
(Parent or Guardian if under 14 years of age)

-----------------------------------------------------       ----------------------------------------------------
SIGNATURE OF OWNER                               DATE       SIGNATURE OF LICENSED AGENT, BROKER             DATE
                                                            OR REGISTERED REPRESENTATIVE

ALL CHECKS MUST BE MADE PAYABLE TO INSURANCE COMPANY CHECKED ABOVE. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

[JEFFERSON PILOT FINANCIAL LOGO]

JEFFERSON-PILOT LIFE INSURANCE COMPANY, Service Office: PO Box 21008, Greensboro, NC 27420-1008
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY,
Service Office: PO Box 515, Concord, NH 03302-0515

IMPORTANT NOTICES

         (PLEASE GIVE A COPY OF THESE NOTICES TO EACH PROPOSED INSURED)

UNDERWRITING

Once we receive your application we will begin the underwriting process to determine whether you are eligible for insurance, and, if so, the rate you should pay for that insurance. We may find that we are unable to give you the insurance you have applied for or that we are able to give to you such insurance only on a modified basis or at a premium rate greater than our lowest premium rate. Your application will be our primary source of information; therefore, it must be true, complete and accurate. We may seek information from other sources to help us evaluate the information you give us on your application.

CONTESTABILITY

We strongly urge you to review the completed application closely for accuracy. A claim may be denied if the application contains false statements or misrepresentations or fails to disclose material facts. In such a case, the policy could be void and coverage could be lost.

FAIR CREDIT REPORTING ACT

Pursuant to Sec. 606 of the Fair Credit Reporting Act, this notice is to inform you that as a component of our underwriting process of the application for insurance on your life, we may request an investigative consumer report which may include information related to your character, general reputation, personal characteristics and mode of living.

You have a right to request in writing, within a reasonable period of time after receipt of this notice, a complete and accurate disclosure of the nature and scope of the investigation requested and a written summary of your rights under Sec. 609 of the Fair Credit Reporting Act.

The disclosure information from us will be in writing and mailed to you along with the written summary of your rights within five (5) business days after the later of receipt by the Company of your written request or our request for an investigative consumer report.

MEDICAL INFORMATION BUREAU

Information on your insurability or that of your spouse or minor children will be treated confidentially. We or our reinsurers may make a brief report on it to the Medical Information Bureau, Inc. (MIB). This is a non-profit organization to which a number of life and health insurers belong. It runs an exchange of information for its members. If you, your spouse or any of your minor children apply to other MIB members for life or health insurance, or file a claim with one of them, the MIB, if asked, will give the member the information in its file.

If you ask, the MIB will disclose any information it may have in its files on you, your spouse or minor children. If you think the file is wrong, you may write or telephone and ask that it be changed. Your rights are set forth in the Federal Fair Credit Reporting Act. You can write to the MIB at: Box 105, Essex Station, Boston, Mass. 02112. You can reach MIB by phone at (617) 426-3660.

We, or our reinsurers, may also give information in our files to life and health insurers to which you, your spouse or minor children provide authorization in connection with an application for life or health insurance or a filed claim.

[JEFFERSON PILOT FINANCIAL LOGO]

JEFFERSON-PILOT LIFE INSURANCE COMPANY, PO Box 21008, Greensboro, NC 27420-1008 JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, PO Box 515, Concord, NH 03302-0515 (hereinafter referred to as "the Company")

AGENT'S REPORT DATE _____________(COMPLETED FORM MUST ACCOMPANY APPLICATION FOR LIFE INSURANCE)

GENERAL INFORMATION

1.  (i) Name of Owner/Applicant                    (ii) Name of Insured(s)

    (iii) How long and how well have you known the Proposed Insured(s) and Owner?

2.  Are you related to the Proposed Insured(s)? / / Yes  / / No   If "Yes", Give
    details:

3.  Do the Proposed Insured(s) and Owner read and understand the English
    Language?  / / Yes  / / No   If "No", how was the application completed?

4.  Answer only if Proposed Insured is under age 15.
    a. Father's Life Insurance: Amount In Force: $     Amount Applied for: $
    b. Mother's Life Insurance: Amount In Force: $     Amount Applied for: $
    c. Are siblings also being insured? / / Yes  / / No   If "No", please
       explain:

SALES & MARKETING INFORMATION

5. Indicate which Marketing Program(s) you presented/illustrated when soliciting this application.
    / / Financial Profiles
    / / LifeLINC
    / / Deferral +
    / / Premium Financing
    / / Advanced Impact
    / / CPA Security
    / / Legacy Builder
    / / Other ______________
    / / None

    LIFECOMP:
    / / Gemini
    / / Elite
    / / Epic
    / / Bonus
    / / Private
    / / Other _____________

6.  Indicate the purpose of this sale by choosing ONE of the following:

    WEALTH ACCUMULATION                    WEALTH PRESERVATION                       BUSINESS PLANNING
    / / Supplemental Retirement Income     / / Estate Planning        / / Executive Benefits     / / Keyperson Coverage
    / / College Funding                    / / Charitable Giving      / / Business Continuation  / / Split Dollar
    / / Financial Planning                 / / Survivor Needs

7.  Indicate which support service(s) you used.
    / / Advanced Case Design
    / / Competitive Services
    / / Product/Illustration Support
    / / Marketing Programs
    / / All
    / / None

BUSINESS FINANCES (Complete only if this is business insurance)

8.  Type of business:
        / / Corporation
        / / Partnership
        / / Sole Proprietorship
        / / Other:

9.  Proposed Insured is:    / / Employee    / / Owner of        % of business

10. Total Business Assets:
    $

    Total Business Liabilities:
    $

    Total Business Net Worth:
    $

11. Net Income (Profit) for the past 2 years:  Last year $       Previous year $

12. Is application signed by authorized officer or partner other than Proposed
    Insured? / / Yes   / / No If "Yes", please explain:

13. Are applications being submitted on other business associates?
        / / Yes   / / No

14. What insurance does the business maintain on the lives of each corporate officer/key person/partner and the amount of business insurance on each?

    Name                   Title            % of Ownership     Amount In Force     Amount Applied For
                                                               $                   $
                                                               $                   $
                                                               $                   $
                                                               $                   $

AGENT INFORMATION

15. Agents who participated in this application:

    Full Name of Agent entitled to                        % Comm.      Agent's Phone Number:   Agent's Fax Number:
    commission:                      Agent Number         Share         (include area code)    (include area code)
                                                               %
                                                               %
                                                               %

16. Primary Agent's E-Mail Address:

17. Identify any special compensation instructions (i.e. trail commission schedule) or / / Check here if there is no special commission program:
    ___________________________________________________________________________

[JEFFERSON PILOT FINANCIAL LOGO]

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY, PO Box 515, Concord, NH 03302-0515 (hereinafter referred to as "the Company")

PREMIUM ALLOCATION & DISCLOSURE FORM FOR VARIABLE UNIVERSAL LIFE INSURANCE (COMPLETED FORM MUST ACCOMPANY APPLICATION FOR LIFE INSURANCE)

Name of Owner:
                     -----------------------------------------------------------
                       First                   Middle Initial   Last

Name of Insured(s):
                     -----------------------------------------------------------
                       First                   Middle Initial   Last

                     -----------------------------------------------------------
                       First                   Middle Initial   Last

SECTION I:  DISCLOSURE FOR VARIABLE UNIVERSAL LIFE INSURANCE
I have applied for a variable universal life insurance policy ("Policy"). I have received a prospectus, which describes the Policy's provisions in detail.

MY REPRESENTATIVE HAS REVIEWED EACH OF THE ITEMS IN SUBSECTIONS A THROUGH E WITH ME, AND I UNDERSTAND:

     A. Most variable universal life insurance policies have the following general features (but Policy features, definitions and details will vary by insurance company and Product):

     1.   WHAT AM I BUYING: A variable universal life insurance policy.

     2. WHERE MY PAYMENTS GO: My payments are premiums for the Policy. After the insurer takes out certain charges from each payment, I can direct the net payments to the fixed account (if available) and/or sub-accounts I select. Each sub-account invests in a professionally managed portfolio with a particular investment objective. I am assuming investment risk for all funds placed in sub-accounts. The funds placed in a fixed account are guaranteed and backed by the claims paying ability of the insurance company.

     3. MONTHLY POLICY DEDUCTIONS: Most variable universal life policies deduct charges from the policy's cash value monthly or periodically; these cover an administrative charge, the cost of insurance rates and any option (rider) benefits. In most variable universal life policies, the cost of insurance rates are set by the insured's risk class and vary by the insured's age each year.

     4. SUB-ACCOUNT AND PORTFOLIO FEES: Other fees and expenses are charged against the assets of the selected sub-accounts and the portfolios in which they invest.

     5. DOES THE CASH VALUE OF MY POLICY KEEP CHANGING: Yes. Future Policy cash values may be more or less than the premiums paid. They will depend on:

          - Actual investment results of sub-accounts and/or the interest credited to the Fixed Account (if selected);
          - The cost of insurance rate and other regular deductions;
          - The amount and timing of my premium payments and any cash withdrawals or loans I take; and
          - Any changes I make to the Policy.

     6. SURRENDER, LOANS AND PARTIAL WITHDRAWALS HAVE LIMITS AND CHARGES: I can surrender my Policy at any time. In most policies, the value I would receive on surrender is the cash value of the Policy, less any surrender charges, less any outstanding policy loans. Surrender charges may significantly affect the amount available for loans and withdrawals, and they may apply for a number of years. Loans and partial withdrawals may have other limits, conditions and/or charges; and they will reduce the death benefit payable and the cash value available to cover the policy deductions. Surrenders and/or withdrawals of cash values may cause the Policy to lapse unless additional premium dollars are paid in. The prospectus describes these limits, conditions, effects and charges in detail.

     B. ILLUSTRATIONS: Any policy illustration is hypothetical and based on assumptions. Illustrations are intended to show how a policy would work under different scenarios and not to project results. Actual rates of return and policy results are not guaranteed and will vary (payments placed in the fixed account carry some guarantees for specified periods of time).

     C. TAXES: Jefferson Pilot Financial Insurance Company does not give tax or legal advice. I will consult with my own professional tax or legal advisor about my own tax situation if necessary. The Prospectus discusses Federal tax matters under current tax law as they pertain to the policy.

     D.   MY NEEDS AND OBJECTIVES:

          a. The policy is designed for long-term buyers who seek life insurance benefits and a choice of investment options for its cash value. I have reviewed my insurable needs and financial objectives with my Representative. I have an adequate cash reserve for emergencies outside of this policy. I have determined that my payments are affordable and the Policy, including the designated sub-accounts, is appropriate for my insurance and financial needs and objectives.

          b. This policy is intended to be purchased as a funding vehicle for (check one):

             / / Income Replacement     / / Supplemental Retirement Income      / / Estate Plan
             / / Charitable Gift        / / Split Dollar                        / / Deferred Compensation
             / / Key Person             / / Bonus Plan                          / /  Business Continuity
             / / Other ___________________

     E. PROSPECTUS: I have been given a currently effective prospectus and have had sufficient opportunity to review it. My representative has satisfactorily answered my questions, if any, that I have regarding the proposed policy.

SECTION II: ALLOCATION OF NET PREMIUMS (5% is the minimum allowed for any sub-account used. Use whole numbers only - no fractions or decimals. Total sum of percentage allocations must equal 100%.)

FUND                                             ADVISOR / SUBADVISOR                                 PERCENTAGE     FUND NO.
-----------------------------------------------------------------------------------------------------------------------------
ProFund VP Technology                   ProFund Advisors, LLC                                        ____________ %    082

Vanguard VIF Small Company Growth       The Vanguard Group                                           ____________ %    078

ProFund VP Financial                    ProFund Advisors, LLC                                        ____________ %    083

JPVF Growth                             Jefferson Pilot Investment Advisory Corporation              ____________ %    026
                                        subadvised by Strong Capital Management, Inc.

American Funds Growth                   Capital Research and Management Co.                          ____________ %    088

Fidelity VIP Growth                     Fidelity Management and Research Co.                         ____________ %    043

Scudder VIT Small Cap Index             Deutsche Asset Management                                    ____________ %    081

JPVF Small Company                      Jefferson Pilot Investment Advisory Corporation              ____________ %    031
                                        subadvised by Lord, Abbett & Company

Fidelity VIP Mid Cap                    Fidelity Management and Research Co.                         ____________ %    087

ProFund VP Healthcare                   ProFund Advisors, LLC                                        ____________ %    084

T. Rowe Price Mid-Cap Growth            T. Rowe Price Associates                                     ____________ %    076

JPVF Mid-Cap Growth                     Jefferson Pilot Investment Advisory Corporation              ____________ %    071
                                        subadvised by Turner Investment Partners, Inc.

JPVF Strategic Growth                   Jefferson Pilot Investment Advisory Corporation              ____________ %    021
                                        subadvised by T. Rowe Price Associates, Inc.

MFS Research                            MFS Investment Management                                    ____________ %    035

Franklin Small Cap Value                Franklin Advisory Services, LLC                              ____________ %    085

JPVF Mid-Cap Value                      Jefferson Pilot Investment Advisory Corporation              ____________ %    072
                                        subadvised by Wellington Management Company, LLP

JPVF Capital Growth                     Jefferson Pilot Investment Advisory Corporation              ____________ %    041
                                        subadvised by Janus Capital Management, LLC

Vanguard VIF Mid-Cap Index              The Vanguard Group                                           ____________ %    079

Ayco Growth Fund                        The Ayco Company, L.P.                                       ____________ %    074

JPVF Small-Cap Value                    Jefferson Pilot Investment Advisory Corporation              ____________ %    070
                                        subadvised by Dalton, Greiner, Hartman, Maher & Co.

American Century VP Int'l Fund          American Century Investments                                 ____________ %    073

American Century VP Value               American Century Investments                                 ____________ %    077

Fidelity VIP Equity-Income              Fidelity Management and Research Co.                         ____________ %    044

JPVF Value                              Jefferson Pilot Investment Advisory Corporation              ____________ %    037
                                        subadvised by Credit Suisse Asset Management, LLC

American Funds Growth-Income            Capital Research and Management Co.                          ____________ %    089

Templeton Foreign Securities Fund       Templeton Investment Counsel, LLC                            ____________ %    024

JPVF International Equity               Jefferson Pilot Investment Advisory Corporation              ____________ %    025
                                        subadvised by Marsico Capital Management

MFS Utilities                           MFS Investment Management                                    ____________ %    036

JPVF S&P 500 Index                      Jefferson Pilot Investment Advisory Corporation              ____________ %    049
                                        subadvised by Barclays Global Fund Advisors

JPVF World Growth Stock                 Jefferson Pilot Investment Advisory Corporation              ____________ %    006
                                        subadvised by Templeton Investment Counsel, LLC

Fidelity VIP Contrafund                 Fidelity Management and Research Co.                         ____________ %    047

Vanguard VIF REIT Index                 The Vanguard Group                                           ____________ %    080

JPVF High Yield Bond                    Jefferson Pilot Investment Advisory Corporation              ____________ %    028
                                        subadvised by MFS Investment Management

JPVF Balanced                           Jefferson Pilot Investment Advisory Corporation              ____________ %    045
                                        subadvised by Janus Capital Management, LLC

PIMCO Total Return                      PIMCO                                                        ____________ %    075

Fidelity VIP Investment Grade Bond      Fidelity Management and Research Co.                         ____________ %    086

JPVF Money Market                       Jefferson Pilot Investment Advisory Corporation              ____________ %    011
                                        subadvised by MFS Investment Management

Other                                                                                                ____________ %

General Account                                                                                      ____________ %    050

TOTAL                                                                                                    100%     %


--------------------------------------------------
Signature of Owner                        Date


--------------------------------------------------
Name of Owner (Please Print)


--------------------------------------------------                 --------------------------------------------------
Social Security or Tax ID Number                                   Owner's Brokerage Account Number


I DECLARE THAT I HAVE REVIEWED EACH OF THESE ITEMS WITH THE OWNER.


--------------------------------------------------                              --------------------------------
Signature of Registered Representative    Date                                  Rep Number


--------------------------------------------------
Name of Registered Representative (Please Print)


I HAVE REVIEWED THIS TRANSACTION AND FIND IT SUITABLE FOR THE CLIENT.


--------------------------------------------------
Signature of Approving Principal          Date


--------------------------------------------------
Name of Principal (Please Print)